UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K/A
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): January 22, 2007
ABM Industries Incorporated
(Exact name of registrant as specified in its charter)

Delaware	1-8929	94-1369354

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

160 Pacific Avenue, Suite 222, San Francisco, California	94111

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (415) 733-4000
Not Applicable
(Former name or former address if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note:   This amendment is being filed to restate in its entirety the Form 8-K filed with the Securities and Exchange Commission on January 29, 2007 (the “Original Filing”). This amendment provides under Item 5.02 the disclosure that was provided under Item 1.01 in the Original Filing.
Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On January 22, 2007, the Compensation Committee of the Board of Directors of ABM Industries Incorporated (the “Company”) adopted performance objectives for its 2007 fiscal year, which ends October 31, 2007, for Henrik C. Slipsager, the Company’s Chief Executive Officer. The objectives were reviewed and ratified by the Board of Directors (without Mr. Slipsager’s participation) on January 23, 2007. Mr. Slipsager’s employment agreement calls for a bonus based upon his performance measured against performance objectives adopted by the Compensation Committee. The 2007 performance objectives are attached as Exhibit 99.1 to this Form 8-K.
On January 25, 2007, the Compensation Committee authorized the grant to a number of employees, including Mr. Slipsager, of equity awards of a specified value, which grants the Committee anticipates will be effective in March 2007. The aggregate value authorized for Mr. Slipsager was $1,120,000, which value will be divided equally among restricted stock units (“RSUs”), performance shares and nonqualified stock options based on the fair market value of ABM common stock two days after the filing of ABM’s quarterly report on Form 10-Q for the fiscal quarter ended January 31, 2007. The vesting of the performance shares is tied to three-year profit margin and revenue targets in the period ended October 31, 2009. In addition, the Committee approved grants to 73 other employees that will be effective on the same date and that will have an aggregate value of $1,394,686, of which 5% of the value will be in nonqualified stock options, 15% in performance shares, and 80% in RSUs.
On January 27, 2007, the independent directors of the Board of Directors approved an increase in Mr. Slipsager’s target bonus for 2007 to 80 percent of his base pay. The bonus may range from 0 to 150 percent of the target amount based on Mr. Slipsager’s performance against the performance objectives. Mr. Slipsager’s base pay of $700,000 is unchanged.
On January 25, 2007, the Board of Directors approved the 2007 annual performance incentive program for executives and key employees, including James McClure, Executive Vice President of ABM and President, ABM Janitorial Services, George Sundby, Executive Vice President & Chief Financial Officer, Steven Zaccagnini, Executive Vice President & President, ABM Facility Services, and Linda Auwers, Senior Vice President & General Counsel. The annual performance incentive program sets forth the criteria for determining if bonus payments to these executives, as well as other executives and key employees, will be more or less than target bonus amounts.
Mr. Sundby’s 2007 target bonus is 50 percent of base pay. His bonus will be based 60 percent on Company performance (“Company Results”) and 40 percent on his individual performance in providing strategic leadership, employee leadership, and compliance and administration (“Individual Performance”). The Company Results component of the bonus may range from zero to 200 percent of the target amount of 30 percent of Mr. Sundby’s base pay. The Company Results component is based on certain targets for income from continuing operations (“Company Income”) subject to discretionary strategic results modifiers (“Strategic Results Modifiers”). The Company Results bonus is subject to the achievement of a threshold Company Income amount. The performance metrics for the Strategic Results Modifiers include revenue growth, operating profit margins, cash flow, cost reduction and other strategic performance targets. The Individual Performance component of the bonus may range from 0 to 150 percent of the target amount of 20 percent of Mr. Sundby’s base pay.
Mr. McClure’s 2007 target bonus is 65 percent of base pay. His bonus will be based 20 percent on Company Results, 40 percent on the operational performance of the Company’s janitorial subsidiaries (“Janitorial Results”), and 40 percent on Individual Performance. With respect to the Company Results and Individual Performance components, the payment and goals correspond to Mr. Sundby’s other than the target amount for the Company Results bonus component is 13 percent of Mr. McClure’s base pay and the target amount for the Individual Performance component is 26 percent of Mr. McClure’s base pay. The Janitorial Results component of the bonus may range from zero to 200 percent of the target amount of 26 percent of Mr. McClure’s base pay. The Janitorial Results component is based on the Company’s janitorial subsidiaries achieving certain pre-tax net income targets (“Janitorial Income”) subject to a strategic results modifier based upon achievement of certain days sales outstanding targets. The Janitorial Results component is subject to achievement of a threshold amount of Janitorial Income.
Mr. Zaccagnini’s 2007 target bonus is 55 percent of base pay. His bonus will be based on the same criteria as Mr. McClure’s except the operations component of his bonus will reflect certain pre-tax net income targets for the Company’s Engineering, Parking, Lighting and Security subsidiaries and be subject to achievement of threshold amounts of pre-tax net income with respect to each of these businesses.
Ms. Auwers’s 2007 target bonus is 40 percent of base pay. Her bonus will be based 50 percent on Company Results, 20 percent on functional performance (“Functional Performance”), and 30 percent on Individual Performance. With respect to the Company Results and Individual Performance components, the payment and goals correspond to Mr. Sundby other than the target amount for the Company Results bonus component is 20 percent of Ms. Auwers’s base pay and the target amount for the Individual Performance component is 12 percent of Ms. Auwers’s base pay. The Functional Performance component of Ms. Auwers’s bonus will be based on the performance of the Legal Department that she heads in meeting its major objectives for the year and may range from 0 to 150 percent of the target amount of 8 percent of her base pay.
Mr. Slipsager is not included in the 2007 annual performance incentive plan, although his 2007 performance objectives reflect a number of similar objectives. The Compensation Committee may also decide to pay bonuses outside the annual performance incentive program.
Item 9.01    Financial Statements and Exhibits.
(d)	Exhibits.

99.1	2007 Performance Objectives for Chief Executive Officer.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ABM INDUSTRIES INCORPORATED
Dated: January 30, 2007	By:	/s/ Linda S. Auwers
Linda S. Auwers
Senior Vice President and General Counsel

EXHIBIT INDEX
99.1	2007 Performance Objectives for Chief Executive Officer.